Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

FG Merger III Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Units consisting of: (i) one share of common stock, par value $0.0001 per share, and (ii) one-half of one redeemable Warrant entitling the holder to purchase one whole share of common stock, par value $0.0001 per share	457(o)	17,250,000	$10.00	$172,500,000	0.00015310		$26,409.75
Equity	Shares of common stock, par value $0.0001 per share, included in the Units	457(g)	17,250,000	—	—	—		—
Equity	Redeemable Warrants included in the Units	457(g)	8,625,000	—	—	—		—

Total Offering Amounts					$172,500,000			$26,409.75
Total Fees Previously Paid							$
Total Fee Offset								$25,461.00
Net Fee Due								$948.75

(1)	Includes securities that may be purchased by the underwriters pursuant to their over-allotment option.

(2)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of securities of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
							Rule 457(p)
Fee Offset Claims	FG Merger III Corp.	S-1	333-275916 (1)	December 6, 2023		$25,461.00	Equity	Units consisting of: (i) one share of common stock, par value $0.0001 per share, and (ii) one-half of one redeemable Warrant entitling the holder to purchase one whole share of common stock, par value $0.0001 per share	N/A	$$172,500,000	(2)	$25,461.00

(1)	The Registrant paid a registration fee of $25,461.00 in connection with the Registration Statement on Form S-1, filed on December 6, 2023 (File No. 333-275916) (the “Prior S-1”). The registrant withdrew the Prior S-1 by filing a Form RW on November 21, 2024. The Prior S-1 was not declared effective and no securities were sold thereunder. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $25,461.00, representing the entire amount of the fee paid in connection with the Prior S-1.